Exhibit 3.2

FOURTH AMENDED AND RESTATED

CODE OF REGULATIONS

OF

OLYMPIC STEEL, INC.

(THE “CORPORATION”)

February 13, 2026

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1. Place. All shareholders’ meetings shall be held either at the principal office of the Corporation or at any other place within or without the State of Ohio, or by means of communications equipment as authorized by applicable law, all as designated by the Board of Directors (the “Board”).

Section 2. Annual Meeting. The annual shareholders’ meeting shall be held on such date as the Board may determine in its sole discretion.

Section 3. Special Meetings. Special meetings of the shareholders of the Corporation may be called by (a) a resolution of the Board; (b) the written request of one or more directors; or (c) the written request of the shareholders representing seventy-five percent (75%) of the outstanding shares entitled to vote; or (d) the President. A call for a special meeting shall specify its time, place, and purposes, and no business other than that specified in the call shall be considered at the meeting.

Section 4. Notice of Meetings. Not less than seven (7) nor more than sixty (60) days before the date of the annual or any special meeting of the shareholders, the President or Secretary shall give notice of the meeting to each shareholder (for annual meetings) or each shareholder entitled to vote at the meeting (for special meetings) by mail, facsimile transmission, electronic mail, personal delivery, or private carrier to the shareholder’s address, facsimile number, or electronic mail address as it appears on the records of the Corporation. The notice shall state the time and place and, if applicable, the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, and in the case of a special meeting the purposes, of the meeting.

Section 5. Quorum. A majority of the shares authorized, issued and outstanding, represented by the holders of record thereof, in person or by proxy, shall be required to constitute a quorum at any meeting of shareholders. Except as set forth in Section 1701.55, Ohio General Corporation Law (“OGCL”), the act of the holders of a majority of the shares present at a meeting at which a quorum is present is the act of the Corporation. The holders of a majority of the shares present at a meeting at which a quorum is present may adjourn a meeting from time to time.

Section 6. Proxies. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote by proxy appointed in a writing signed by the shareholder and submitted to the Secretary at or before such meeting.

Section 7. Action of Shareholders Without Meeting. Any action that may be authorized or taken at a meeting of the shareholders of the Corporation may be authorized without a meeting by a unanimous written consent of the shareholders entitled to notice of the meeting pursuant to OGCL § 1701.54.

ARTICLE II

DIRECTORS

Section 1. Election, Number and Term. The election of directors shall take place at the annual meeting of shareholders or at a special meeting called for that purpose. The number of directors shall be set at two (2) or such greater or lesser number as the shareholders may designate in accordance with OGCL § 1701.56. Unless removed in accordance with OGCL § 1701.58, directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

Section 2. Vacancies in the Board. A resignation from the Board shall be deemed to take effect immediately or at such other time as the resigning director may specify. In case of any vacancy in the Board, the remaining directors, though less than a majority of the whole authorized number of directors, may, by vote of a majority of those remaining in office, fill any vacancy for the unexpired portion of the term and until a successor is elected and qualified.

Section 3. Action of the Board Without Meeting. Any action which may be authorized or taken at a meeting of the Board may be authorized without a meeting by a unanimous written consent of the directors pursuant to OGCL § 1701.54.

ARTICLE III

OFFICERS

Section 1. Officers. The officers of this Corporation shall be a President, a Secretary, a Treasurer, and any other officers that the Board may elect. Except as otherwise provided by law, the officers need not be directors.

Section 2. Election and Term. All officers shall be elected by the Board and shall hold office at the will of the Board. Except as otherwise provided by law, any person may hold more than one office.

Section 3. President. The President shall be the chief executive officer of the Corporation and shall perform the duties and have the powers generally incident to the office, including opening bank accounts and executing documents or instruments in connection with such accounts, and shall perform such other duties and have such other powers as the Board may designate.

Section 4. Secretary. The Secretary shall keep minutes of all meetings of the shareholders and directors, shall perform the duties and have the powers generally incident to the office, and shall perform such other duties and have such other powers as the Board may designate.

Section 5. Treasurer. The Treasurer shall perform the duties and have the powers generally incident to the office, and shall perform such other duties and have such other powers as the Board may designate.

ARTICLE IV

INDEMNIFICATION

Section 1. Third Party Actions. The Corporation shall indemnify any person (the “Indemnified Party”) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation), by reason of the fact that the Indemnified Party is or was director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (profit or non-profit), partnership, joint venture, trust, or other enterprise, against expenses (including professional fees, e.g., attorneys’ fees and accountants’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with the action, suit, or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Party did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that their conduct was unlawful.

Section 2. Derivative Actions. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the OGCL is the only liability asserted, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnified Party is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (profit or non-profit) partnership, joint venture, trust, or other enterprise, against expenses (including professional fees, e.g. attorneys’ fees and accountants’ fees) actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of the action or suit if the Indemnified Party acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that:

(a) no indemnification of a director shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

(b) no indemnification of an officer, employee, or agent, regardless of such person’s status as a director, shall be made in respect of any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of their duty to the Corporation; unless and only to the extent that a court of common pleas or the court in which the action or suit was brought determines that, notwithstanding the adjudication of liability, in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. Rights after Successful Defense. To the extent an Indemnified Party has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article IV, or in defense of any claim, issue, or matter therein, the Indemnified Party shall be indemnified against expenses (including professional fees, e.g. attorney’s fees and accountants’ fees) actually and reasonable incurred in connection with the action, suit or proceeding.

Section 4. Other Determinations of Rights. Other than in a situation governed by Section 3 of this Article IV, any indemnification under Section 1 or Section 2 of this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made:

(a) by a majority vote of those directors who, in number, constitute a quorum of the directors and who also were not and are not parties to or threatened with any such action, suit, or proceeding;

(b) if such a quorum is not obtainable or a majority of disinterested directors requests, in a written opinion by Independent Counsel;

(c) by the affirmative vote of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power that may thereafter exist upon a default, failure, or other contingency; or

(d) by the Court of Common Pleas or the court in which the action, suit, or proceeding was brought.

For purposes of this Section 4, “Independent Counsel” shall mean any attorney or firm other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or the proposed Indemnified Party within the past five (5) years.

Section 5. Advances of Expenses. Unless the action or suit is one in which liability under Section 1701.95 of the OGCL is the only liability asserted:

(a) expenses (including professional fees, e.g. attorneys’ or accountants’ fees) incurred by a director in defending any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article IV shall be paid by the Corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which the director agrees both: (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation, and (ii) to cooperate with the Corporation concerning the action, suit, or proceeding; and

(b) expenses (including professional fees, e.g. attorneys’ or accountants’ fees) incurred by an officer, employee, or agent in defending any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article IV may be paid by the Corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount if it is ultimately determined as provided in this Article IV that such party is not entitled to be indemnified by the Corporation.

Section 6. Purchase of Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, and self insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (profit or non-profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such party in any capacity, or arising out of such status, whether or not the Corporation would have the power to indemnify the individual against liability under the provisions of this Article IV or the OGCL. Insurance may be purchased from or maintained with a person in which the Corporation or any of its directors, officers, employees or shareholders has a financial interest.

Section 7. Mergers. Unless otherwise provided in the applicable agreement of merger, if a constituent corporation (other than the Corporation) would have been required to indemnify directors, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation) to the same extent the individual would have been entitled to indemnification by the constituent corporation had the constituent corporation’s separate existence continued.

Section 8. Heirs: Non- Exclusivity. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation to indemnify a director, officer, employee, or agent of the Corporation, and shall inure to the benefit of the heirs, executors, and administrators of such a person and shall not be deemed exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification as a matter of law or under the Articles, these Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance purchased by the Corporation, any action by the directors to take into account amendments to the OGCL that expand the authority of the Corporation to indemnify a director, officer, employee or agent of the Corporation, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office.

ARTICLE V

SHARES

Section 1. Certificates. The Corporation shall issue to each holder of shares one or more certificates evidencing the holder’s ownership of shares of the Corporation. Each certificate shall certify the number and class of shares held, and shall include the signature of the President and of the Secretary or Treasurer and such other information that may be required by law or by agreement of the Corporation. No certificate for shares shall be executed or delivered until such shares are fully paid.

Section 2. Replacement Certificates. The Board may order, upon such terms as the Board may prescribe, a replacement certificate of shares to be issued in place of any certificate alleged to have been lost, mutilated, stolen, or destroyed.

Section 3. Transfers. Subject to the other provisions hereof, the shares may be transferred on the books of the Corporation by the registered holders thereof, or by a written power of attorney by surrender of the certificate for shares for cancellation and a written assignment of the shares evidenced thereby. The Board may, from time to time, appoint such transfer agents as it may deem advisable, and may define their powers and duties.

Section 4. The Corporation’s shares will not be registered under the Federal Securities Act of 1933, as amended (the “33 Act”), or any state securities laws. The shares may not be offered, sold or otherwise transferred unless registered under the ’33 Act and any applicable state securities laws or unless, in the opinion of counsel satisfactory to the Corporation, such offer, sale or other transfer is exempt from such registration or otherwise in compliance with such laws. Certificates for shares issued may bear the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities law. These shares may be transferred only if registered or exempt from registration under all applicable federal and state securities laws. As a condition of transfer in the absence of registration, the Corporation may request an opinion of counsel, which counsel and opinion must be satisfactory to the Corporation, that registration is not required under applicable law.

ARTICLE VI

SEAL

The Corporation shall have no seal unless and until the Board adopts a seal in such form as the Board may designate or approve.

ARTICLE VII

AMENDMENTS

The Regulations of the Corporation may be amended, added to, or repealed at a meeting held for that purpose by vote of the holders of a majority of the issued and outstanding voting shares of the Corporation or, without a meeting, by the written consent of the holders of a majority of the issued and outstanding voting shares of the Corporation.

ARTICLE VIII

OHIO GENERAL CORPORATION LAW

All references to specific sections of the OGCL shall include such provisions, as revised or amended, and any corresponding provisions of subsequent superseding sections of the OGCL.

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